EXHIBIT 99.1

November 2, 2023

TO:	All Stockholders (Addressed Individually)

SUBJECT:	Report from the President

FHLBNY Announces Third Quarter Operating Highlights

Across the country, Federal Home Loan Bank liquidity is important for financial stability as it helps ensure that local lenders have funds to lend in all credit environments for homeownership and rental housing, small businesses, agriculture and other lending activities that drive community and economic development. At the Federal Home Loan Bank of New York, our members know they can access our credit products in all market environments to support their funding needs. Our results for the third quarter of 2023, which we announced on October 25, reflect the continued strength and stability of our franchise, and the vital importance of our foundational liquidity mission.

We closed the quarter with $101.5 billion in advances flowing to our members, as these balances continue to normalize from the peaks experienced amid the liquidity crisis in March 2023. Our advance activity is consistent with that across the Federal Home Loan Bank System, with the System closing the third quarter of 2023 with $827 billion in advances, down from the record $1 trillion at the end of the first quarter and $882 billion at the end of the second quarter, and reflecting both the strength of the System’s membership and that stabilizing role access to Federal Home Loan Bank funding plays in the U.S. financial markets.

This is how the Home Loan Banks are designed to act – to expand or contract based on member demand, able to scale up when our members need us most, and scale back down when markets normalize. As reliable as we are in times of crisis, the Home Loan Banks do not exist solely to serve our members in periods of stress. We are not the lenders our members resort to, but rather depend on, plan for and incorporate into their regular funding strategies. That is why today, months removed from the challenges of March, Home Loan Bank members are putting hundreds of billions of dollars in advances to work in communities across our District and across our nation.

A National Reach, A Local Impact

We saw the national reach of the System on display in Philadelphia last month, when I joined with my colleagues at the Federal Home Loan Banks of Atlanta, Pittsburgh and San Francisco to tour Mission First Housing Group’s Parkside Preservation and New Market West developments and to congratulate the organization on passing the $15 million Affordable Housing Program (“AHP”) funding milestone.

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In 1999, Mission First was awarded its first AHP grant from a Federal Home Loan Bank – receiving a $465,000 grant from the Federal Home Loan Bank of Atlanta to help build 78 affordable apartments in the Fox Chase neighborhood in Northeast Philadelphia. In the nearly 25 years since, Mission First has established additional partnerships with the Federal Home Loan Banks of New York, Pittsburgh and San Francisco, working with our members to successfully apply for more than $15 million in AHP grants that have been put to work creating and preserving safe, sustainable and affordable homes in Pennsylvania, New Jersey and Maryland.

Our own partnership with Mission First stretches back to 2007, when we made our first AHP grant to them – a $225,000 award for the Powelton Gardens project. In total, the FHLBNY has awarded eight AHP grants to Mission First, including two grants totaling more than $3 million in our 2021 round.

The Federal Home Loan Banks’ Affordable Housing Program stands as a reminder that our ability to execute on our foundational liquidity mission delivers more than funding to our nation’s local lenders and stability to our financial system: we provide real, tangible support for vital housing initiatives across each Federal Home Loan Bank District, and beyond. In meeting our mission to deliver liquidity to America’s local lenders, we position ourselves to make an even greater impact each year with our AHP and other initiatives through our partnerships with dedicated organizations such as Mission First.

FHLBNY to Offer Another Round of Small Business Recovery Grant Program Funding

Everything we do as Federal Home Loan Banks, from the dollars that fund our grants to the services we provide our members to the stability we bring to the financial markets flows from our foundational liquidity mission. That includes the significant community support we offer beyond the Affordable Housing Program.

Last month, we announced that we would launch another round of our Small Business Recovery Grant Program on November 13. We will offer $5 million in grant funds that members can access to provide grants of up to $10,000 to qualifying small businesses and non-profit organizations that have faced challenges in the current environment. Funding will be limited to $50,000 per member.

We first created the Small Business Recovery Grant Program in response to the devastation wrought in Puerto Rico and the U.S. Virgin Islands by hurricanes Irma and Maria in 2017, and redeployed the Program in 2020 to address challenges so many were facing during the COVID-19 pandemic. Since 2020, we have awarded $14 million in Small Business Recovery Grant Program grants to nearly 2,050 small businesses and non-profits. Working closely with and through our members, the Program provides a fast and flexible tool for our cooperative to be responsive to the needs of our District, helping us expand the impact we are able to make in the communities we serve.

Should our members have any questions on the Small Business Recovery Grant Program, please email our team at DisasterRecovery@fhlbny.com or contact your Relationship Manager at (212) 441-6700 or the Member Services Desk at (800) 546-5101, option 1.

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FHLBNY Now Accepts Municipal Bonds as Collateral

We have also expanded our eligible collateral, announcing last month that, effective October 26, 2023, the FHLBNY will accept pledges of Municipal Bonds with a real estate nexus that carry a minimum NRSRO rating of “AA- or above” or equivalent as eligible collateral from member institutions.   It is our hope that by accepting this type of collateral, we will further increase borrowing capacity opportunities for our members.  To determine if your Municipal Bonds are eligible to be pledged as collateral, please contact your Relationship Manager at (212) 441-6700 or refer to our Member Products Guide and instructions on the member pledge form.

2023 FHLBNY Board Elections Are Underway

On October 16, 2023, the 2023 Federal Home Loan Bank of New York Director Election ballot package was distributed electronically to eligible FHLBNY members. Your vote is very important, so, if you have not already done so, we ask that you take the time to review the package and promptly return your ballot to the FHLBNY.  Please note as follows:

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All eligible FHLBNY members, regardless of their location, will be able to vote to fill two Independent Director seats. Please keep in mind that the two Independent Director candidates must each receive at least 20 percent of the eligible votes in order to be elected.

•	Eligible New York members will have the opportunity to vote to fill two open Member Director seats.

All electronic ballot submissions must be received by no later than 5:00 p.m. Eastern Time on Monday, November 20, 2023. Your ballot package contains detailed information about the process.

Our Board is a key part of our cooperative, and I encourage you to participate in this year’s election process. For those of you who have already voted, we thank you. If you have any questions, please contact our general counsel, Paul Friend, at generalcounsel@fhlbny.com.

Sincerely,

José R. González

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms.  The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized.  These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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